Exhibit 10.23

285 EAST GRAND AVENUE

LEASE

This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between BAYSIDE AREA DEVELOPMENT, LLC, a Delaware limited liability company ("Landlord"), and UNITY BIOTECHNOLOGY, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	February 28, 2019
2. Premises (Article 1).
2.1 Building:	285 East Grand Avenue South San Francisco, CA 94080
2.2 Premises:	Deemed to be approximately 62,655 rentable square feet of space consisting of the entire Building, as further set forth in Exhibit A to the Lease.
3. Lease Term (Article 2).
3.1 Length of Term:	Approximately ten (10) years.
3.2 Lease Commencement Date:

The later of (i) the earlier to occur of (a) October 1, 2019, and (b) the date upon which Tenant commences to conduct business from the Premises for the Permitted Use (as opposed to accessing the Premises for move-in purposes), and (ii) the date the Premises are "Ready for Occupancy", as defined in the Tenant Work Letter attached hereto as Exhibit B.

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the tenth (10th) anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

4. Base Rent (Article 3):
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1*	$3,947,265.00*	$328,938.75*	$5.25
2	$4,082,599.80	$340,216.65	$5.43
3	$4,225,490.79	$352,124.23	$5.62
4	$4,373,382.97	$364,448.58	$5.82
5	$4,526,451.37	$377,204.28	$6.02
6	$4,684,877.17	$390,406.43	$6.23
7	$4,848,847.87	$404,070.66	$6.45
8	$5,018,557.55	$418,213.13	$6.67
9	$5,194,207.06	$432,850.59	$6.91
10	$5,376,004.31	$448,000.36	$7.15

*Note:  Tenant shall have no obligation to pay any Base Rent for the Premises attributable to the first two (2) full calendar months of the Lease Term (the "Base Rent Abatement Period"); provided, however, Tenant shall be required to pay Tenant's Share of Direct Expenses attributable to such period, as well as for all utilities and other services furnished to the Premises.

5. Tenant Improvement Allowance (Exhibit B):		$7,831,875.00 (i.e., $125.00 multiplied by 62,655 rentable square feet in the Premises).
6. Tenant's Share (Article 4):		One hundred percent (100%).
7. Permitted Use (Article 5):

General office, research and development, engineering, laboratory, vivarium, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all consistent with first class life sciences projects located in the South San Francisco, California area that are comparable in age (based on the original construction or the latest major renovation), location, quality of construction, services and amenities to the Building ("Comparable Buildings").

8. Letter of Credit (Article 21):		$896,000.72.
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9. Parking (Article 28):

2.6 unreserved parking spaces for every 1,000 rentable square feet of the Premises (which based on the rentable square feet of the Premises is 163 parking spaces).  Such parking spaces are located in the on-site parking facilities which serve the Project and shall be without additional charge.

10. Address of Tenant (Section 29.18):	Prior to the Lease Commencement Date: Unity Biotechnology, Inc. 3280 Bayshore Boulevard, Suite 100 Brisbane, CA 94005 Attention: General Counsel With a copy to: legal@unitybiotechnology.com
After the Lease Commencement Date: Unity Biotechnology, Inc. 285 East Grand Avenue South San Francisco, CA 94080 Attention: General Counsel With a copy to: legal@unitybiotechnology.com
11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12. Broker(s) (Section 29.24):	CBRE, Inc. (representing Landlord) and Cornish & Carey Commercial dba Newmark Knight Frank (representing Tenant)

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-3-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

1.PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1Premises, Building, Project and Common Areas.

1.1.1The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  The outline of the "Building" and the "Project," as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and each of Tenant and Landlord hereby covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to latent defects, the terms and conditions of this Lease and the Tenant Work Letter (including without limitation, Landlord’s obligations with respect to any “Punch List Work,” as that term is defined in the Tenant Work Letter, and Landlord’s express maintenance and repair obligations under this Lease).  Landlord shall deliver exclusive possession of the Building and Premises to Tenant, including the Building Structure (as that term is defined in Section 7.4 below), in good working condition and repair, with the roof and roof membrane watertight, with the existing "Building Systems", as defined in Section 7.1, below, including without limitation HVAC, electrical, lighting, plumbing, ceiling tiles, structural integrity, roof and roof membrane, fire protection system, parking facilities and landscape irrigation (but excluding all laboratory services, process utilities and emergency generator), the Tenant Improvements and the Common Areas, in good working condition, and in compliance with all "Applicable Laws" (as that term is defined in Article 24 below) existing as of the Lease Commencement Date, including, without limitation, the Americans with Disabilities Act of 1990, to the extent required to allow the legal occupancy of the Premises (the "Delivery Condition").  Notwithstanding the foregoing, Tenant shall accept all laboratory services, process utilities and emergency generator in their presently existing, as-is condition and Tenant shall be solely responsible for all costs related to their conditional use.

1.1.2The Building and The Project.  The Premises constitutes the entire building set forth in Section 2.1 of the Summary (the "Building").  The Building comprises the office/laboratory project currently known as Britannia Modular Labs II."  The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas").  Landlord shall maintain and operate the Common Areas in good condition and repair and consistent with the manner in which common areas are maintained in "Comparable Buildings" (as that term is defined in Section 7 of the Summary)) and the use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time and provide to Tenant in writing.  Landlord reserves the right to close temporarily, make alterations or additions to, in accordance with the terms of Section 29.29 below, or change the location of elements of the Project (other than the Premises) and

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-4-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

the Common Areas, provided that the same do not materially and adversely interfere with Tenant’s use of or access to the Premises or the parking facilities serving the Project.

1.2Rentable Square Feet of Premises.  The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

2.LEASE TERM; OPTION TERM

2.1Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated or extended as hereinafter provided.  As used in this Lease, the term “Lease Term” shall include any extension term pursuant to Section 2.2 below or otherwise.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided if the Lease Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall include the partial month during which the Lease Commencement Date occurs plus the immediately following consecutive twelve (12) month period.  Within the first one hundred twenty (120) days of the Lease Term, Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) days of receipt thereof assuming the same is factually correct.  Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises to Tenant Ready for Occupancy, (1) on or before January 31, 2020, then, as Tenant’s sole remedy for such delay (except as set forth in subsections (2) and (3) below), Tenant shall be entitled to one (1) day of abatement of Rent for every two (2) days that the delivery date is delayed beyond such date (which abatement shall be in addition to the abatement set forth in Section 4 of the Summary), (2) on or before February 29, 2020, then, as Tenant’s sole remedy for such delay (except as set forth in subsection (3) below), Tenant shall be entitled to one (1) day of abatement of Rent for each day that the delivery date is delayed beyond such date (which abatement shall be in addition to the abatement set forth in Section 4 of the Summary), or (3) March 31, 2020, then, as Tenant’s sole remedy for such delay (except as set forth in subsections (1) and (2) above), Tenant shall also have the right to terminate this Lease by written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant and the parties shall be relieved of all obligations under this Lease.  The foregoing dates in subsections (1), (2) and (3) shall be extended to the extent of any delays in delivery of possession caused by (i) Tenant Delay, as that term is defined in Section 1(j) of the Tenant Work Letter, and the foregoing date in subsection (3) shall be extended to the extent of any delays in delivery of possession caused by “Unavoidable Delays”, as that term is defined in Section 1(l) of the Tenant Work Letter (provided that any such delay due to Unavoidable Delays shall not extend such date by more than forty five (45) days in the aggregate).  If Landlord contends that a delay in delivery of possession due to Unavoidable Delays has occurred, Landlord shall notify Tenant in writing of the event that constitutes Unavoidable Delay and the date upon which the Unavoidable Delay is anticipated to end, and the delay due to Unavoidable Delay shall not be deemed to have occurred until the date of Tenant’s receipt of such notice.  Landlord shall use commercially reasonable efforts to mitigate any Unavoidable Delay.

2.2Option Term.

2.2.1Option Right.  Landlord hereby grants the Tenant originally named in this Lease (the “Original Tenant”), and any assignee of Original Tenant's entire interest in the Lease that has been approved or deemed approved in accordance with the terms of Article 14, below or any assignee of Original Tenant's entire interest in the Lease who does not require Landlord’s consent under Article 14 below (a “Permitted Assignee”), one (1) option to extend the Lease Term for a period of eight (8) years (the “Option Term”).  Such option to extend shall be exercisable only by written notice (the "Option Exercise Notice") delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the Option Term.  Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) and has not previously been in monetary or material non-monetary default under this Lease (beyond the applicable notice

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and cure periods) more than once during the prior eighteen (18)-month period, and as of the end of the initial Lease Term, Tenant is not in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods), the Lease Term shall be extended for a period of eight (8) years on all of the terms and conditions set forth in this Lease, except that the Base Rent payable during the Option Term shall be determined as set forth in this Section 2.2.  The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease).  In the event that Tenant fails to timely and appropriately exercise its option to extend the Lease Term in accordance with the terms of this Section 2.2, then such option shall automatically terminate and shall be of no further force or effect.

2.2.2Option Rent.  The Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the Option Term.  The "Fair Rental Value," as used in this Lease, shall be equal to the annual base rent per rentable square foot (considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm's length transaction, which comparable space is located in the Building or in "Comparable Buildings," as that term is defined in Section 7 of the Summary (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"):  (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space.  The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election and with Tenant’s reasonable approval, all such Concessions shall be granted to Tenant in kind.

2.2.3Determination of Option Rent.  In the event Tenant timely and appropriately exercises its option to extend the Lease Term for the Option Term, Landlord shall notify Tenant of Landlord's good faith determination of the Option Rent (“Landlord’s Option Rent Determination”) on or before the date that is thirty (30) days following Landlord's receipt of the Option Exercise Notice.  If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord's Option Rent Determination, in good faith objects to Landlord's Option Rent Determination, then Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts.  If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's objection to Landlord's Option Rent Determination (the "Outside Agreement Date"), then each party shall thereafter make a separate determination of the Option Rent, within five (5) business days of the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below.  If Tenant fails to object to Landlord's Option Rent Determination within the time period set forth herein, then Tenant shall be deemed to have rejected Landlord's Option Rent Determination, and the matter shall be submitted to arbitration in accordance with the terms hereof.

2.2.3.1Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a MAI appraiser or a real estate broker, who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of life science properties in South San Francisco, California.  Each such arbitrator shall be appointed within twenty (20) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.3.2The two (2) Advocate Arbitrators so appointed shall be required by Landlord and Tenant within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-6-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel.

2.2.3.3The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to whether Landlord's or Tenant's submitted Option Rent is closest to the Fair Rental Value, and simultaneously publish a ruling indicating whether Landlord’s or Tenant’s determination of Option Rent is closest to the Fair Rental Value as determined by such Neutral Arbitrator.  The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Fair Rental Value, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators.

2.2.3.4The decision of the Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.3.5If either Landlord or Tenant fails to appoint an Advocate Arbitrator within twenty (20) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) days after the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7Each party shall pay the fees and expenses of the Advocate Arbitrator it appoints, and each party shall pay fifty percent (50%) of the fees and expenses of the Neutral Arbitrator.

2.2.4In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay as Option Rent, the Base Rent payable by Tenant as of the expiration of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.BASE RENT      Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place within the continental United States as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary  in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except to the extent otherwise expressly provided in this Lease.  The Base Rent for the third (3rd) full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.ADDITIONAL RENT

4.1General Terms.

4.1.1Direct Expenses; Additional Rent.  In addition to paying the Base Rent specified in Article 3 of this Lease, commencing on the Lease Commencement Date Tenant shall pay "Tenant's Share" of the

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annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2Triple Net Lease.  Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE net" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant's operation therefrom.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1Intentionally Deleted.

4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3"Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities (excluding any utilities directly payable by Tenant pursuant to Article 6 or by another tenant or occupant of the Project), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may increase Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) premiums for insurance required to be carried by Landlord with respect to the Project and Premises under this Lease, and reasonable and customary deductible amounts under such insurance policies not exceeding deductible amounts generally obtained by owners of Comparable Buildings (and if such deductible amounts are in excess of $75,000.00 and are used to fund capital expenditures, the deductibles shall be amortized over the useful life of the capital expenditure as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices consistently applied by owners of Comparable Buildings); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) subject to item (s) below, fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) subject to item (m) below the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, but only to the extent that such cost sharing is non-discriminatory and commercially reasonable; (x) subject to item (xiii) below, operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair

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to roofs (including roof membrane) and re-roofing (subject to amortization (including interest on the amortized cost at a commercially reasonable interest rate) over the useful life of the new roof as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices consistently applied by owners of Comparable Buildings); (xii) amortization (including commercially reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices consistently applied by owners of Comparable Buildings, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, in each case only to the extent of the cost savings reasonably anticipated to result therefrom, (B) that are required to comply with mandatory conservation programs, (C) that are required under any Applicable Law first enacted or enforced after the Lease Commencement Date, or (D) which are repairs, replacements or modifications to the Building Systems (as defined in Section 7.1, below); provided, however, that if any such cost described in (A), (B), (C) or (D) above is a capital expenditure, such cost shall be amortized (including interest on the amortized cost at a commercially reasonable interest rate) over the useful life of the applicable capital item as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices consistently applied by owners of Comparable Buildings; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; provided, however, that if any such cost described in this subsection (xiv) is a capital expenditure, such cost shall be amortized (including interest on the amortized cost at a commercially reasonable interest rate) over the useful life of the applicable capital item as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices consistently applied by owners of Comparable Buildings, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, "Underlying Documents"), provided the allocation of such costs is made on a commercially reasonable and non-discriminatory basis.  Landlord shall not collect more than one hundred percent of any Operating Expense or any Operating Expense more than once.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development or to correct any defect in the original construction or development of the Project, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities that generally benefit all tenants);

(b)except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest and costs of capital expenditures, improvements, repairs or alterations;

(c)costs for which the Landlord is entitled to be reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or would be subject to reimbursement in the event Landlord fails to carry the insurance coverage required under this Lease) or any tenant's carrier or by anyone else, and electric power or other utility costs for which any tenant directly contracts with the local public service company;

(d)any bad debt loss, rent loss, or reserves for bad debts or rent loss or other reserves of any kind;

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-9-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants and costs incurred due to a violation by Landlord of the terms and conditions of any lease of space in the Project;

(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)amount paid as ground rental for the Project by the Landlord;

(h)except for a Project management fee to the extent allowed pursuant to item (s) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project;

(n)costs arising from the negligence or willful misconduct of Landlord or its agents, employees, contractors or providers of materials or services; and

(o)costs incurred to test, survey, remove, remedy, contain, or treat any “Hazardous Materials”, as defined in Section 5.3.1.1 below, existing in the Building or on or about the Project as of the Lease Commencement Date or thereafter brought into the Building or onto or about the Project after the Lease Commencement Date by Landlord or any other tenant of the Project or by any party other than Tenant or Tenant’s Agents;

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(p)costs of repairs or other work occasioned by fire, windstorm or other casualty (other than those amounts within the deductible limits of insurance policies actually carried by Landlord, which amounts shall be includable as Operating Expenses so long as such deductibles are within the generally prevailing range of deductibles to policies carried by landlords of the Comparable Buildings) which are covered by Landlord’s insurance policies or would be covered if Landlord had maintained insurance in accordance with this Lease;

(q)costs incurred in connection with any major change in the Project, such as adding or deleting buildings or floors or reconfiguring the parking facilities or other Common Areas;

(r)fines, penalties and interest resulting from late payment by Landlord; and

(s)fees payable by Landlord for management of the Project in excess of three percent (3%) (the “ Management Fee Cap” ) of Landlord’s gross rental revenues from the Project;

(t)costs incurred to comply with Landlord’s representations and warranties under this Lease or the Tenant Work Letter, to comply with Landlord’s obligations under the Tenant Work Letter, or to deliver the Premises in the Delivery Condition;

(u)costs to remedy any violation of any Underlying Document or any Applicable Law that exists as of the Lease Commencement Date (and the inclusion of the phrase “to the extent required to allow the legal occupancy of the Premises” in the second to last sentence of Section 1.1.1 above shall not operate as a waiver with respect to this exclusion); and

(v)costs of replacing, as opposed to the routine repair and maintenance of the Building Structure (which shall be includable in Operating Expenses), the Building Structure or any component thereof; provided that re-roofing shall be includable pursuant to the terms of Section 4.2.4(xi).

4.2.5Taxes.

4.2.5.1"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3Any reasonable costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable,

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-11-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) any penalties or fees arising from Landlord’s late payment of Tax Expenses.

4.2.5.4At Tenant's request, and provided that it is then deemed advisable by Landlord in the exercise of Landlord’ s reasonable business judgment (i.e., Landlord has a reasonable expectation of success of such appeal), Landlord shall bring or cause to be brought an application or proceeding for reduction of the assessed valuation of the Building or Project, as applicable, in order to reduce Tax Expenses.

4.2.6"Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3Allocation of Direct Expenses.        The parties acknowledge that if at any time in the future the Building is a part of a multi-building project, the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) shall be shared between the Building and the other buildings in the Project in accordance with this Section 4.3.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to any other future buildings in the Project).  Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable pro-rata portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.

4.4.1Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall set forth in reasonable itemized detail the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.   Landlord shall deliver such Statement to Tenant on or before June 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall within thirty (30) days after receipt of such final determination pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentences, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses (other than Tax Expenses) attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, and Tenant shall not be responsible for Tenant’s Share of any Tax Expenses attributable to any Expense Year which are first billed to Tenant more than thirty-six (36) months after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-12-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

4.4.2Statement of Estimated Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses").  Landlord shall deliver such Estimate Statement to Tenant on or before June 1 of the Expense Year to which such Estimate Statement relates.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5Taxes and Other Charges for Which Tenant Is Directly Responsible.        Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6Landlord's Books and Records.  Within one hundred eighty (180) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant's finance department, or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis) ("Tenant's Accountant"), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices in Northern California, provided that there is no existing monetary Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one hundred eighty (180) days of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such Accountant determines that Direct Expenses were overstated by five percent (5%) or more, then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse Tenant for the cost of the Tenant's Accountant (provided that such cost shall be a reasonable market cost for such services). If such inspection determines that Tenant has overpaid any amounts on account of Direct Expenses for such Expense Year, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days after the amount thereof is determined.  Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5.USE OF PREMISES

5.1Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or

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purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of Applicable Laws.  Landlord shall have the right to impose reasonable and customary non-discriminatory rules and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations provided the same are provided to Tenant in writing.  In the event of any conflict between the rules and regulations and the other provisions of this Lease, the terms of this Lease shall control.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.  Landlord hereby confirms that as of the date of this Lease there are no recorded easements, covenants, conditions, and restrictions affecting the Project.  Tenant shall only be required to comply with any future recorded easements, covenants, conditions, and restrictions affecting the Project provided the same do not materially and adversely affect Tenant’s rights (including parking rights) under this Lease or use of or access to the Premises for the Permitted Use or materially increase Tenant’s obligations under this Lease.

5.3Hazardous Materials.

5.3.1Tenant's Obligations.

5.3.1.1Prohibitions.  As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately, to Tenant’s knowledge as of the date of its signature thereon, completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E and identifies the “Hazardous Materials,” as that term is defined below, that Tenant reasonably anticipates to be used at the Premises and any related environmental permits that may be required.  Tenant agrees that neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any Hazardous Materials, on, under or about the Premises in violation of Environmental Laws, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises in violation of Environmental Laws.  Upon Landlord's written request (but no more than once each Lease Year), or in the event of any material change in Tenant's use of Hazardous Materials resulting in a new class or category of Hazardous Materials being used in the Premises from that set forth in the Environmental Questionnaire then in place (i.e., changes in non Hazardous Materials or reasonable changes to the amounts or types of Hazardous Materials in the same category are exempt), Tenant shall deliver to Landlord an updated Environmental Questionnaire.  Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises that is not described on the Environmental Questionnaire, to the extent such use would result in a new class or category of Hazardous Materials being used in the Premises, such additional use shall be subject to Landlord's prior consent, which may be withheld in Landlord’s reasonable discretion.  For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws.  The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-14-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

Premises.  For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment in violation of Environmental Laws.

5.3.1.2Notices to Landlord.  Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual, alleged or threatened Release of any Hazardous Material caused by Tenant or Tenant's Agents in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to Releases of Hazardous Materials at the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Release of Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”.  In the event Landlord has reasonable grounds to believe that Tenant has not provided the required notice of a Hazardous Materials Claim, Landlord shall have the right to deliver a written notice to Tenant inquiring as to the status of any Hazardous Materials Claim and Tenant shall promptly respond to such written request with the current status of any Hazardous Materials Claims impacting the Premises.  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other written communications and reports served upon Tenant or generated by or for Tenant in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any material liability under any Environmental Laws.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent.  If Landlord opts to join in such proceedings, Landlord shall not enter into any agreements which are binding on Tenant without Tenant’s prior written consent.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3Releases of Hazardous Materials.  If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease Term caused by Tenant or Tenant's Agents, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) promptly comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws,

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(ii) provide a written notification to Landlord indicating that Tenant has complied with all applicable reporting requirements, and (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4.

5.3.1.4Indemnification.

5.3.1.4.1In General.  Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) and sums paid in settlement of claims, but excluding any consequential or special damages, which arise during or after the Lease Term, whether foreseeable or unforeseeable, to the extent arising out of or attributable to the Release of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's Agents in violation of Environmental Laws.

5.3.1.4.2Limitations.  Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials not Released by Tenant or Tenant's Agents.

5.3.1.4.3Landlord Indemnity.  Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold the Tenant Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) and sums paid in settlement of claims, but excluding any consequential or special damages, which arise during or after the Lease Term, whether foreseeable or unforeseeable, to the extent arising out of or attributable to any Hazardous Materials that exist in, on or about the Project as of the Lease Commencement Date or that exist after the expiration or termination of this Lease except to the extent such Hazardous Materials are the responsibility of Tenant in accordance with this Section 5.3, or the Release of Hazardous Materials in, on, under or about the Project by Landlord or any Landlord Parties in violation of Environmental Laws.  Landlord will provide Tenant with any Hazardous Material reports relating to the Building or Project that Landlord has in its possession, or control.  The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports.

5.3.1.5Compliance with Environmental Laws.  Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws related to the use of Hazardous Materials by Tenant and Tenant’s Agents.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs required by Environmental Laws, any and all Hazardous Materials risk management and pollution prevention programs required by Environmental Laws, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials.  Upon request of Landlord (but no more than once every Lease Year, unless Landlord shall have reasonable grounds to believe that Tenant is not in compliance with its covenants under this Section 5.3), Tenant shall deliver to Landlord a notice certifying to Tenant's knowledge Tenant's compliance with all Environmental Laws and the terms of this Section 5.3.

5.3.2Assurance of Performance.

5.3.2.1Environmental Assessments In General.  In the event Landlord has a reasonable basis for determining that Tenant has caused a Release of Hazardous Materials in violation of Environmental Laws,

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Landlord may, but shall not be required to, engage from time to time such contractors as Landlord reasonably determines to be appropriate (and which are reasonably acceptable to Tenant) to perform environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to evaluate Tenant’s compliance with the requirements of this Lease with respect to any Release of Hazardous Materials.  The environmental assessment conducted by Landlord’s consultant shall not unreasonably interfere with Tenant’s operations at the Premises.  Landlord shall require its consultant to provide insurance against claims, damages, or costs arising from bodily injury or property damage caused to Tenant or the Premises by Landlord’s consultant.  The Environmental Assessment shall not include access to areas of Tenant’s operations that are used for vivarium purposes or are protected as confidential business information or contain operations or processes that are protected under intellectual property rights, such as, but not limited to, trade secrets.

5.3.2.2Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment demonstrates that Tenant has caused a Release of Hazardous Materials at or from the Premises, then all of the reasonable, out-of-pocket costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.3.3Tenant’s Obligations upon Surrender.  At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall:  (i) cause a Phase I environmental assessment to be conducted in general conformance with ASTM Standard E 1527-13 or then applicable standard (a "Phase I") of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought onto the Premises by Tenant or Tenant's Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and cause all Hazardous Materials brought onto the Premises by Tenant or Tenant's Agents to be removed as necessary to allow the Premises to be used for the purposes allowed as of the date of this Lease; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4Clean-up.

5.3.4.1Environmental Reports; Clean-Up.  If any written report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) that Tenant or Tenant’s Agents caused a Release of Hazardous Materials at the Premises, which Release of Hazardous Materials requires an investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up under Environmental Laws (the “Clean-up"), Tenant shall promptly prepare and submit to Landlord within sixty (60) days after receipt of the Environmental Report, a comprehensive plan, subject to Landlord’s reasonable review and comment, which review and comment Landlord shall promptly conduct and provide to Tenant specifying the actions to be taken by Tenant under Environmental Laws to perform the Clean-up so that all Hazardous Materials brought onto the Premises by Tenant or Tenant's Agents are removed.  Upon Landlord’s approval of the Clean-up plan, which approval shall not be unreasonably withheld or delayed, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, promptly implement such plan with a consultant selected by Tenant and reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials Released by Tenant or Tenant’s Agents, in accordance with Environmental Laws.  If Tenant fails to complete the Clean-up in accordance with Environmental Laws within the designated time period to complete the Clean-up, or fails to meet any interim milestones with respect to such Clean-up, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, after written notice to Tenant and providing a reasonable time period for Tenant to cure, to carry out such Clean-up required under Environmental Laws, and tender an indemnification claim to Tenant under Section 5.3.1.4.1 of this Lease.

5.3.4.2No Rent Abatement.  Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3Surrender of Premises.  Tenant shall complete any Clean-up to the extent feasible prior to surrender of the Premises upon the expiration or earlier termination of this Lease.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming

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that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the commercial/industrial use of the Premises reasonably consistent with the Permitted Use (“Closure Letter”).  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials used by Tenant or Tenant’s Agents in accordance with Environmental Laws.

5.3.4.4Failure to Timely Clean-Up.  Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then, commencing on the later of the termination of this Lease and three (3) business days after Landlord's delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3; provided, however, that Tenant shall be considered a holdover tenant only for the time that Hazardous Materials subject to Clean-up for which Tenant is responsible prevent the occupancy of the Premises in accordance with the San Francisco Bay Regional Water Quality Control Board’s, the California Department of Toxic Substances Control’s or the San Mateo County Environmental Health Services risk-based screening levels for commercial use.

5.3.5Confidentiality.  Unless compelled to do so by Applicable Law, valid order of a court or judicial or administrative process, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers, employees, shareholders, subtenants and assignees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord.  In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order.  Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to a Release of Hazardous Materials at the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7Intentionally Omitted.

5.3.8Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws with respect to the use of Hazardous Materials by Tenant or Tenant’s Agents.  Tenant shall also complete and file any business response plans or inventories required by any Environmental Laws.  Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9Survival.  Each covenant, agreement, representation, warranty and indemnification made by Tenant and Landlord set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of its obligations under this Section 5.3 have been completely performed and satisfied.

6.SERVICES AND UTILITIES

6.1In General.  From and after the Lease Commencement Date, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services.

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6.1.1All utilities (including electricity, gas, sewer and water) are separately metered or sub-metered to the Premises.  After the Lease Commencement Date such utilities that are separately metered shall be contracted for and paid directly by Tenant to the applicable utility provider and with respect to such utilities to the Building that are sub-metered (instead of separately metered) to the Premises, then Tenant shall pay to Landlord, within thirty (30) days after billing, an equitable portion of the Building utility costs, based on Tenant's proportionate use thereof and the readings from such sub-meter.

6.1.2Landlord shall not provide janitorial services for the interior of the Premises.  Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws.  The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Building, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3Energy Performance Disclosure Information.  Tenant hereby acknowledges that at some time after the date of this Lease Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”).  If and to the extent Landlord is required in the future under the Energy Disclosure Requirements to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”), Tenant hereby (A) consents to all such Tenant Energy Use Disclosures made by Landlord in accordance with the Energy Disclosure Requirements, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

6.4Tenant’s Emergency Generator.  In the event Tenant wishes to install a separate generator (i.e., in addition to the existing emergency generator) to provide back-up generator services to the Premises, subject to the receipt of all necessary approvals from the applicable governmental authority, Tenant, at Tenant's sole cost and expense, shall have the right to install a back-up generator in the Premises, or outside the Premises in the location reasonably designated by Landlord (subject to the same being approved by the city), as an Alteration (in which case such installation shall be governed by the terms of Article 8) (the "Tenant Generator").  Such Tenant Generator shall be installed pursuant to plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant acknowledges that Landlord has not made any representation regarding the receipt of approvals for the Tenant Generator, and if Tenant is unable for any reason to receive such approvals, Landlord shall not be liable for any damages resulting therefrom.  In the event such Tenant Generator is installed, then during the Lease Term, Tenant shall maintain such Tenant Generator at Tenant's sole cost and expense.  Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in

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operation of the Tenant Generator, or the failure of the Tenant Generator to provide suitable or adequate back-up power to the Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom.  Tenant's obligations with respect to the Premises, including the insurance and indemnification obligations contained in Article 10, below, shall apply to Tenant's use of the Tenant Generator and Tenant shall carry industry standard Boiler and machinery insurance covering the Tenant Generator.  Tenant shall maintain all required permits in connection with the Tenant Generator throughout the Lease Term.  If installed, at Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall either (A) leave the Tenant Generator in place, in which event Tenant shall surrender the Generator (and shall transfer to Landlord all permits maintained by Tenant in connection with the Generator during the Lease Term) concurrent with the surrender of the Premises to Landlord as required hereunder in good operating and working order, reasonable wear and tear and damage by casualty excepted, with all permits current, or (B) remove the Tenant Generator prior to the expiration or earlier termination of this Lease, and repair all damage to the Building and Premises resulting from such removal, at Tenant's sole cost and expense.  In the event that Landlord fails to expressly elect to have the Tenant Generator removed upon the expiration or earlier termination of this Lease, then Landlord shall be deemed to have elected to have such Tenant Generator left in place.

6.5Rooftop Rights.  Provided that Tenant is then in occupancy of any portion of the Premises, then in accordance with, and subject to, the terms and conditions set forth in Article 8, and this Section 6.5, Tenant shall have the right to install and maintain, at Tenant's sole cost and expense but without the payment of any additional rent or fee, one (1) satellite dish/antennae on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving or transmitting signals or broadcasts servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the "Telecommunications Equipment").  Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.  The dimensions, physical appearance and the weight of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord subject to Tenant's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord.  Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense.  In the event Tenant elects to exercise its right to install the Telecommunications Equipment, then Tenant shall give Landlord prior notice thereof.  Tenant shall reimburse to Landlord any reasonable, out-of-pocket third party costs reasonably incurred by Landlord in approving such Telecommunications Equipment.  Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease, or, in the event Tenant no longer occupies any portion of the Premises, then upon the termination of Tenant's rights under this Section 6.5, and shall repair any damage to the affected portion of the rooftop and the Premises caused thereby.  Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed.  Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant's installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability therewith.  Such Telecommunications equipment shall, in all instances, comply with Applicable Laws.  Tenant shall not be entitled to license its Telecommunications Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Telecommunications Equipment by an unrelated third party.  Tenant's right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord's continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant's Telecommunications Equipment.

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7.REPAIRS

7.1Tenant Repair Obligations.  Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, and replace as required, the Premises and Building and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of Comparable Buildings, except for Landlord Repair Obligations and except for any damage by casualty which is not Tenant’s obligation to repair pursuant to Article 11 below, whether or not such maintenance, repair or replacement is required in order to comply with Applicable Laws ("Tenant's Repair Obligations"), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the "Building Systems"), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant's security systems in or about or serving the Premises; (7) Tenant's signage; and (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment.  Tenant’s Repair Obligations also includes the routine maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls.  Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.  Landlord hereby assigns to Tenant all warranties and guaranties, if any, in existence with respect to the items which are Tenant’s obligation to repair and maintain pursuant to this Section 7.1, which assignment shall be on a non-exclusive basis such that the warranties and guaranties may be enforced by Tenant and/or Landlord, and Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing all such warranties and guaranties for the benefit of Tenant.

7.2Service Contracts.  All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained, and repaired by Tenant (with Landlord being responsible for replacement of the Building Systems pursuant to Section 7.4 below, provided that Tenant hereby agrees that replacement of a component part of a Building System which does not exceed $10,000.00 shall be deemed a repair for which Tenant shall be responsible hereunder and not a replacement of the applicable Building System) (i) in a commercially reasonable good and serviceable condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with Applicable Laws.  Tenant shall contract with a qualified, experienced professional third party service companies (a "Service Contract").  Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”).  In addition, upon Landlord’s written request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records.

7.3Landlord's Right to Perform Tenant's Repair Obligations.  Tenant shall notify Landlord in writing at least ten (10) business days prior to performing any Tenant's Repair Obligations which may have a material, adverse affect on the Building Systems or which is reasonably anticipated to cost more than $100,000.00.  Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant's Repair Obligation by delivering notice of such election to Tenant within ten (10) business days following receipt of Tenant's notice, and Tenant shall pay Landlord the cost thereof (including Landlord's reasonable out-of-pocket costs incurred in connection therewith) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant's Repair Obligation at Tenant's sole cost and expense.  If Tenant fails to perform any Tenant's Repair Obligation within a reasonable period of time, given the circumstances, after receipt of written notice from Landlord of the need for such repairs, but in any event not later than thirty (30) days after receipt of said notice (unless Tenant’s

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obligation cannot reasonably be performed within thirty (30) days, in which event Tenant shall be allowed additional time as is reasonably necessary to perform the obligation so long as Tenant begins performance within the initial thirty (30) days and diligently pursues performance to completion), or, in the event of an “Emergency”, as defined in Section 7.5 below, not later than two (2) business days after receipt of such notice, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant’s Repair Obligation, and Tenant shall pay Landlord the cost thereof (including Landlord’s reasonable out-of-pocket costs incurred in connection therewith) within thirty (30) days after receipt of an invoice therefor.

7.4Landlord Repair Obligations.  Landlord shall be responsible for repairing, maintaining and replacing as required, in a good standard of maintenance, repair and replacement as required, and in a good and sanitary condition, all in accordance with the standards of Comparable Buildings, whether or not such maintenance, repair or replacement is required in order to comply with Applicable Laws, the exterior walls, foundation and roof (including roof membrane) of the Building and the structural portions of all floors of the Building (collectively, the "Building Structure"), and all underground utilities and for replacing, as required, the Building Systems, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the "Landlord Repair Obligation"); provided, however, that if such repairs or maintenance are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any commercially reasonable deductible in connection therewith.  Costs expended by Landlord in connection with the Landlord Repair Obligations shall be included in Operating Expenses to the extent allowed pursuant to the terms of Section 4.2.4 above.  Landlord shall comply with the terms of Article 27 of this Lease in connection with any entry to the Premises necessary to complete Landlord Repair Obligations.

7.5Tenant's Right to Make Repairs.  Notwithstanding any provision to the contrary contained in this Lease, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord under this Lease with respect to repair and/or maintenance required in the Premises, including repairs to the portions of the Building located within the Premises that are Landlord’s responsibility under Section 7.4 (the “Base Building”), which event or circumstance with respect to the Base Building materially and adversely affects Tenant’s use of or access to the Premises or the conduct of Tenant’s business from the Premises, and Landlord fails to perform such corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of said notice (unless Landlord’s obligation cannot reasonably be performed within thirty (30) days, in which event Landlord shall be allowed additional time as is reasonably necessary to perform the obligation so long as Landlord begins performance within the initial thirty (30) days and diligently pursues performance to completion), or, in the event of an Emergency (as defined below), not later than two (2) business days after receipt of such notice, then Tenant shall have the right to undertake such actions as may be reasonably necessary to make such repairs if Landlord thereafter fails to commence corrective action within five (5) business days following Landlord's receipt of a second written notice from Tenant specifying that Tenant will undertake such actions if Landlord fails to timely do so (provided that such second notice shall include the following language in bold, capitalized text:  "IF LANDLORD FAILS TO COMMENCE THE REPAIRS DESCRIBED IN THIS LETTER WITHIN FIVE (5) BUSINESS DAYS FROM LANDLORD'S RECEIPT OF THIS LETTER, TENANT WILL PERFORM SUCH REPAIRS AT LANDLORD'S EXPENSE"; provided, however, that in no event shall Tenant undertake any actions that could materially and adversely affect the Base Building.  Notwithstanding the foregoing, in the event of an Emergency, no second written notice shall be required as long as Tenant advises Landlord in the first written notice of Tenant's intent to perform such Emergency repairs if Landlord does not commence the same within such two (2) business day period, utilizing the language required in second notices (but replacing “FIVE (5) BUSINESS DAYS” with “TWO (2) BUSINESS DAYS”).  If such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) business day period (or within two (2) business days after the initial notice in the event of an Emergency) and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of the reasonable out-of-pocket third-party costs and expenses actually incurred by Tenant in taking such action.  If Tenant undertakes such corrective actions pursuant to this Section 7.3, then (a) the insurance and indemnity provisions set forth in this Lease shall apply to Tenant's performance of such corrective actions, (b) Tenant shall proceed in accordance with all applicable laws, (c) Tenant shall retain to perform such corrective actions only such reputable contractors and suppliers as are duly licensed and qualified, (d) Tenant shall effect such repairs in a good and workmanlike and commercially reasonable manner, (e) Tenant shall use new or like new materials, and (f) Tenant shall take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Building.  Promptly following

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completion of any work taken by Tenant pursuant to the terms of this Section 7.5, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto, and within forty-five (45) days after receipt of such invoice Landlord shall reimburse Tenant the amounts expended by Tenant in connection with such work, provided that Landlord shall have the right to reasonably object if Landlord claims that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay within forty-five (45) days after receipt of the invoice the amount it contends would not have been excessive).  If Landlord does not reimburse Tenant such amount within forty-five (45) days after receipt of such invoice or deliver a written objection to Tenant within forty-five (45) days after receipt of such invoice, then Tenant shall be entitled to deliver a reminder notice to Landlord with respect to such reimbursement obligation, and in the event Landlord fails to pay or provide a written objection within ten (10) days following receipt of the reminder notice, Tenant may deduct from Rent payable by Tenant under this Lease the amount set forth in such invoice.  If, however, Landlord delivers to Tenant, within forty-five (45) days after receipt of Tenant’s invoice (or within ten (10) days following receipt of a reminder notice), a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive, then Tenant shall not then be entitled to such deduction from Rent, and Tenant may institute legal proceedings against Landlord to collect the amount set forth in the subject invoice or pursue any other remedies under this Lease based upon a default by Landlord.  If Tenant receives a final judgment against Landlord (whether by virtue of Landlord’s failure to appeal or unsuccessful appeal of such judgment), Tenant may offset and deduct the amount of the judgment (including all fees, expenses and reasonable attorneys' fees actually incurred by Tenant in connection with such legal proceedings, to the extent included in such judgment), from the Rent next due and owing under this Lease.  For purposes of this Section 7.5, an "Emergency" shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Base Building, the Tenant Improvements or Alterations, or creating a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant's business operations.

8.ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or conditioned by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the Building Systems or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's consent, to the extent that such Alterations (i) do not adversely affect the Building Systems, (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.  The term “Alterations” do not include maintenance or repair required in connection with Tenant’s Repair Obligations, which shall be governed by Section 7.1, above.

8.2Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's written request made at the time of Landlord’s consent to such Alterations, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, only if such Alterations are Specialty Improvements.  Landlord's determination with respect to removal of any such Specialty Improvements shall include the extent to which Landlord shall require Tenant to perform any work to return the affected portion of the Premises to the condition existing prior to such Specialty Improvement, reasonable wear and tear excepted.  For the avoidance of doubt, Tenant shall only be responsible for removing Specialty Improvements (hereafter defined), if at the time of its consent to such Specialty Improvements, Landlord advises in writing in its consent that Tenant is obligated to remove such Specialty Improvements at the expiration of the Term.  “Specialty Improvements” means, collectively, any alterations, additions or improvements to the Premises which are not typical alterations, additions or improvements found in Comparable Buildings.  Tenant shall not be required to remove any other Alterations at surrender of the Premises.

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Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with Applicable Laws and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority).    Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  Upon completion of any Alterations which are subject to Landlord’s consent under this Article 8, Tenant shall deliver to Landlord final lien waivers from all contractors, and material subcontractors who performed such work to the extent required by Applicable Law.  In addition to Tenant's obligations under Article 9 of this Lease, to the extent required by Applicable Law, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.  Upon written request, Tenant shall deliver to the Project construction manager a reproducible copy of any "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements.  If Tenant requests that any Alterations be completed by Landlord, and Landlord agrees, Tenant shall pay to Landlord an amount equal to five percent (5%) of the hard cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or its general contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant's contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and, at Landlord's option, Landlord's property manager and project manager, as additional insureds in an amount reasonably approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord.  In connection with Alterations with a cost in excess of $500,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5Landlord's Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which are permanently affixed to the Premises or which tie into the Building Systems installed in, on or about the Premises by or on behalf of Tenant, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, pursuant to Section 8.2 above, Landlord may, by written notice to Tenant at the time of its approval of working drawings, require Tenant, at Tenant's expense, to remove any Specialty Improvements within the Premises and to repair any damage to the Premises and Building caused by such removal and, if applicable pursuant to Section 8.2 above, return the affected portion of the Premises to the condition existing prior to such Specialty Improvement, reasonable wear and tear excepted.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of Specialty Improvements in the Premises and return the affected portion of the Premises to the condition existing prior to such Specialty Improvement (reasonable wear and tear excepted), Landlord may do so and may charge the reasonable cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal (in the case of Specialty Improvements designated for removal pursuant to Section 8.2 above) or financing of any such Alterations, improvements, fixtures and/or equipment which are permanently affixed to the Premises or which tie into the Building Systems installed in, on or about the Premises by or on behalf of Tenant, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary set forth in this Lease, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall have no obligation to remove from the Premises (i) any of the Tenant Improvements initially constructed pursuant to the terms of the Tenant Work Letter or any other improvements,

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fixtures, equipment and/or appurtenances existing in, on or about the Premises as of the date Landlord delivers possession of the Premises to Tenant, (ii) any Alterations which are not subject to Landlord’s consent under this Article 8, or (iii) any Alterations (including any Specialty Improvements) which are not Specialty Improvements designated to be removed by Landlord pursuant to Section 8.2.

9.COVENANT AGAINST LIENS        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws).  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.INSURANCE

10.1Indemnification and Waiver.  Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (individually, a “Landlord Party” and collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or any Landlord Party, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant, its agents, officers and employees, from, all losses, damages, liabilities, demands, claims, actions, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, employees, licensees or invitees, or a violation of Landlord’s obligations or representations under this Lease, or resulting from the negligent or wrongful actions or omissions of Landlord or the Landlord Parties in, on or about the Common Areas, all except to the extent due to the negligence, willful misconduct or violation of this Lease by Tenant or its agents, contractors, employees, licensees or invitees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2Landlord's Insurance; Tenant's Compliance With Landlord's Property Insurance.  Landlord shall insure the Building Tenant Improvements and any Alterations during the Lease Term against loss or damage under an "all risk" property insurance policy on a full replacement cost basis, with reasonable and customary deductible amounts not exceeding deductible amounts generally obtained by owners of Comparable Buildings.  Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof.  The costs of such insurance shall be included in Operating Expenses, subject to the terms of Section 4.2.4.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

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Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Tenant's particular use of the Premises.  Landlord shall also keep in full force and effect a policy of Commercial General Liability Insurance protecting Landlord against claims for bodily injury and property damage arising out of Landlord’s ownership, use, occupancy or maintenance of the Building and the Common Areas.  Such insurance shall be on an occurrence basis and shall include limits of liability not less than those required of Tenant under Section 10.3 and name Tenant as an additional insured.

10.3Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

10.3.2Property Insurance covering all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant.  Such insurance shall be written on special form policies, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3Business Income Interruption for six (6) months including Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.  The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A-:VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; and (v) be in form and content reasonably acceptable to Landlord.  Tenant shall promptly provide written notice of cancellation received by Tenant from its insurer.  Tenant shall deliver certificates of said policies to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such certificate, and such failure continues for ten (10) days after written notice thereof from Landlord Tenant, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

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10.5Subrogation.  Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender, but in no event in excess of the amounts and types of insurance then being required by prudent owners of Comparable Buildings and Tenant shall only be obligated to modify coverage once every five (5) years.

11.DAMAGE AND DESTRUCTION

11.1Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall notify Tenant within sixty (60) days after the date of the damage whether Landlord will restore the Premises and Common Areas and, in Landlord’s reasonable judgment, the time period within which the restoration can be completed.   If Landlord elects to restore Premises and Common Areas, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises and such Common Areas pursuant to plans and specifications reasonably approved by Tenant.  Such restoration shall be to substantially the same condition of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and the parking facilities serving the Project shall not be materially impaired. Landlord’s repair obligations shall include the Tenant Improvements and Tenant’s Alterations installed in the Premises.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the damaged portions of the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one (1) year after the date of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is due to a risk that Landlord is not required to insure under this Lease (and does not actually insure), and the cost of restoration exceed ten percent (10%) of the replacement cost of the Building (unless Tenant agrees to pay any uninsured amount in excess of such ten percent (10%)); or (iii) the damage occurs during the last twelve (12) months of the Lease Term and will take more than sixty (60) days to restore.

11.3Tenant’s Option to Terminate.   Notwithstanding anything to the contrary in Section 11.1 or 11.2, if (a) the damage occurs during the last twelve (12) months of the Lease Term, and will take more than sixty (60) days to restore, or (b) in the reasonable judgment of Landlord, the repairs cannot be completed within eight (8) months days after the date of the damage (or are not in fact completed within nine (9) months after the date of the damage), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than sixty (60) days after Tenant’s receipt of Landlord’s notice of the repair period, or within thirty (30) days after such repairs are not timely completed,

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to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.4Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.NONWAIVER        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.CONDEMNATION        If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than ten percent (10%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of ninety (90) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14.ASSIGNMENT AND SUBLETTING

14.1Transfers.  Except as permitted in Section 14.8 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise

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transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees, agents and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) the material terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) any other information pertaining to the proposed Transfer reasonably requested by Landlord within ten (10) business days after its receipt of the Transfer Notice which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord (not to exceed $3,500 in the aggregate for any particular Transfer), within thirty (30) days after written request by Landlord.

14.2Landlord's Consent.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and shall respond within twenty (20) days following the receipt of a Transfer Notice and all information required by the terms of Section 14.1 above.  If Landlord fails to respond within such twenty (20) day period, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S REQUEST FOR TRANSFER" (the "Transfer Reminder Notice").  Any such Transfer Reminder Notice shall include a complete copy of Tenant's Transfer Notice.  If Landlord fails to respond within five (5) business days after receipt of a Transfer Reminder Notice, then Tenant’ s Transfer for which Tenant requested Landlord's approval shall be deemed approved by Landlord.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2The Transferee is either a governmental agency or instrumentality thereof;

14.2.3The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents or is deemed to have consented to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit

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the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, (iii) reasonable legal fees incurred in connection with such Transfer, (iv) any free base rent or other concessions reasonably provided to the Transferee, and (v) any fees paid to Landlord under Section 14.1.  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause more than fifty percent (50%) of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably been exercised by Tenant), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, Landlord shall be responsible at its cost for demising the recaptured space from the remainder of the Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer subject to Landlord’s recapture right made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

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14.5Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by a person which has the authority within Tenant's organization to certify the same, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. If Landlord has a reasonable basis for determining that Tenant has understated the Transfer Premium, Landlord or its authorized representatives shall have the right at all reasonable times upon reasonable advanced notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's reasonable, out-of-pocket costs of such audit.

14.6Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity that is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity that acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity that is the resulting entity of a merger or consolidation of Tenant with another entity (each, a "Permitted Transferee"), shall not be deemed a Transfer under this Article 14 (and for the avoidance of doubt, Sections 14.2, 14.3 and 14.4. shall not apply to such transaction), provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (C) such Permitted Transferee described in subpart (ii) or (iii) above in connection with an assignment shall have a tangible net worth (not including goodwill as an asset) computed in accordance with

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generally accepted accounting principles ("Net Worth") at least equal to $150,000,000.00.  An assignee of Tenant's entire interest that is also a Permitted Transferee may also be known as a "Permitted Assignee".  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.  No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15.SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage by casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3Environmental Assessment.  In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), a Phase I of the Premises by a competent and experienced environmental engineer or engineering firm selected by Tenant and reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Phase I), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials in violation of Environmental Laws; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint.  If such Phase I reveals that Clean-up is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of Clean-up, as more particularly provided in Section 5.3, above.

16.HOLDING OVER        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term.  If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term.  In either case, Base Rent shall be payable at a monthly rate equal to 150% of the Base Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to

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surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.ESTOPPEL CERTIFICATES        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other customary form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information concerning this Lease reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/refinancing, of the Project or any portion thereof, upon a default by Tenant beyond any applicable notice and cure period expressly set forth in this Lease, or upon the filing of bankruptcy by Tenant), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Landlord shall hold such statements confidential.  Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease or the entity that controls Tenant  is publicly traded on NASDAQ or a national stock exchange and Tenant’s financials are therefore publicly available, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with any financial statements hereunder shall be deemed satisfied.  Failure of Tenant to timely execute and deliver such estoppel certificate, which failure continues for two (2) business days after a second request therefor in writing from Landlord to Tenant, shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.SUBORDINATION        Landlord hereby represents and warrants to Tenant that as of the date of this Lease the Project is not subject to any ground lease, or to the lien of any mortgage or deed of trust.  Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  The subordination of this Lease to any such future ground or underlying leases of the Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to and conditioned upon Tenant's receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances consistent with this Article 18 as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

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19.DEFAULTS; REMEDIES

19.1Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice thereof from Landlord to Tenant; or

19.1.2Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant specifying in detail Tenant’s failure to perform; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3Abandonment (as defined by Applicable Laws) of all or a substantial portion of the Premises by Tenant while Tenant is in default under this Lease; or

19.1.4The failure by Tenant to observe or perform according to the provisions of Sections 5.1 and 5.2, and Articles 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after written notice thereof from Landlord to Tenant .

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

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(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5Landlord Default.

19.5.1In General.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after written notice thereof from Tenant to Landlord specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that the same cannot reasonably be cured within a thirty (30) day period, then Landlord shall not be in default under this Lease if it shall diligently commence such cure within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided under this Lease at law or in equity.

19.5.2Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord which is required due to Landlord’s negligence, willful misconduct or breach of this Lease or which is negligently performed by Landlord, (ii) any failure to perform any repair, maintenance or alteration required by this Lease and which is reasonably within the control of Landlord to correct, or (iii) any failure to provide services, utilities or access to the Premises as required by this Lease and which is reasonably within the control of Landlord to correct (and except

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to the extent such failure is caused by the action or inaction of Tenant) (any such set of circumstances as set forth in items (i), (ii) or (iii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent, Tenant's Share of Direct Expenses, and Tenant's obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises and Tenant's obligation to pay for parking, if any, shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  In addition, if, as a result of an Abatement Event, Tenant is prevented from using, and does not use, the Premises or any portion thereof for a continuous period of seventy five (75) days, then Tenant shall have the right to terminate this Lease upon ten (10) days’ written notice to Landlord, in which event this Lease shall terminate upon the expiration of such ten (10) day period unless such use is restored within such ten (10) day period.  In the event of any Abatement Event, Landlord shall diligently pursue the remedy of the same as promptly as possible.  To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto.  Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.COVENANT OF QUIET ENJOYMENT       Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

21.LETTER OF CREDIT

21.1Delivery of Letter of Credit.  Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L‑C") in the amount set forth in Section 8 of the Lease Summary (the "L‑C Amount"), which L‑C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L‑C shall be substantially in the form of Exhibit F, attached hereto or such other form as is reasonably acceptable to Landlord.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L‑C.  The L‑C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L‑C Expiration Date") that is no less than ninety-five (95) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L‑C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L‑C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary

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Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L‑C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of this Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by Applicable Law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L‑C will not be renewed or extended through the L‑C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L‑C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L‑C Draw Event").  The L‑C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L‑C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L‑C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord's written notice to Tenant of such receivership or conservatorship (the "L‑C FDIC Replacement Notice"), Tenant shall replace such L‑C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21.  If Tenant fails to replace such L‑C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period).  Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L‑C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute  letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the actual, reasonable out-of-pocket attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

21.2Application of L‑C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L‑C upon the occurrence of any L‑C Draw Event.  In the event of any L‑C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L‑C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L‑C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Law, it being intended that Landlord shall not first be required to proceed against the L‑C, and such L‑C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees and acknowledges that (i) the L‑C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L‑C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the

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Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L‑C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3Maintenance of L-C by Tenant.  If, as a result of any drawing by Landlord of all or any portion of the L-C in accordance with the terms of this Article 21, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L‑C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L‑C Expiration Date upon the same terms as the expiring L‑C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, unless the parties have agreed otherwise in writing, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term.  However, if the L‑C is not timely renewed, or if Tenant fails to maintain the L‑C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L‑C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.  In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L‑C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.  If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) its interest in and to the L-C to another party, person or entity in connection with the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord's interest in under this Lease, and upon the transferee’s written assumption of Landlord’s obligations under this Lease (including with respect to the L-C), Landlord shall transfer the L-C to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such commercially reasonable applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt of an invoice from Landlord therefor.

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21.5L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L‑C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L‑C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of this Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.  Tenant shall not request or instruct the Bank of any L‑C to refrain from paying sight draft(s) drawn under such L‑C.

21.6Remedy for Improper Drafts.  Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L‑C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L‑C to the amount (if any) then required under the applicable provisions of this Lease.  Tenant acknowledges that the presentment of sight drafts drawn under any L‑C, or the Bank's payment of sight drafts drawn under such L‑C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22.COMMUNICATIONS AND COMPUTER LINE        Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that Tenant shall use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease.  Tenant shall pay all costs in connection therewith.  Tenant shall have no obligation to remove any Lines installed by Tenant located in or serving the Premises upon the expiration or earlier termination of this Lease.

23.SIGNS

23.1Exterior Signage.  Tenant, at its sole cost and expense, may install (i) its prorata share of identification signage on the existing monument sign located at the Project, and (ii) at the entrance to the Building, and on the exterior of the Building (collectively, "Tenant Signage"); provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.2 of this Lease.  All such signage shall be subject to Tenant's obtaining all required governmental approvals.  All permitted signs shall be maintained by Tenant at its expense in a good and safe condition and appearance.  Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant's sole cost and expense.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project.  Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to

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Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.2Objectionable Name.  Tenant's Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which as reasonably determined by Landlord is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").  Landlord hereby agrees that the following name, or any reasonable derivation thereof, is not an Objectionable Name:  "Unity Biotechnology."

23.3Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements visible from the exterior of the Premises or Building which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.4Termination of Right to Tenant's Signage.  The rights contained in this Article 23 shall be personal to Original Tenant and any Transferee approved or deemed approved by Landlord under Article 14 or any transferee under a transaction not subject to Landlord’s consent under Article 14, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) with respect to any signage on the exterior of the Building, if they lease at least fifty percent (50%) of the rentable square footage of the Building.

24.COMPLIANCE WITH LAW        Landlord shall promptly comply with and be responsible, at its sole cost and expense, except to the extent permitted to be included in Operating Expenses pursuant to Section 4.2.4 above, to comply with all Applicable Laws with respect to the Base Building and Common Areas, and Landlord shall make all alterations to the Base Building and Common Areas as are required to comply with Applicable Laws (but subject to possible reimbursement by Tenant pursuant to the terms hereof).  Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, code or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws").  After the Lease Commencement Date, at its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws with respect to the Premises, and Tenant shall make all alterations to the Premises as are required to comply with Applicable Laws.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant.  Notwithstanding the foregoing, to the extent Landlord's compliance obligations set forth in the first sentence of this Article 24 (a) are triggered by Alterations which are Specialty Improvements made by Tenant to the Premises after completion of the Tenant Improvements (with the parties acknowledging that responsibility for compliance with Applicable Laws regarding or triggered by the Tenant Improvements is Landlord’s responsibility pursuant to Exhibit B and is not governed by this Article 24) or by Tenant's particular manner of use of the Premises (as distinguished from the Permitted Use), and (b) are not to correct violations of Applicable Law existing as of the Lease Commencement Date (any such compliance obligations satisfying the criteria in subsections (a), and (b), the “Tenant Reimbursable Obligations”), Tenant shall reimburse Landlord for the cost incurred by Landlord for the Tenant Reimbursable Obligations within thirty (30) days after receipt of an invoice from Landlord.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that as of the date of this Lease the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-40-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp reasonably approved in advance by Landlord; and (b) Tenant, at its cost, is responsible for making any repairs or modifications within the Premises to correct violations of construction-related accessibility standards identified by any such CASp inspection requested by Tenant.

25.LATE CHARGES        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge and attorneys’ fees to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus three (3) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses finally adjudicated and for which Tenant is responsible under Article 10 of this Lease.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.ENTRY BY LANDLORD        Landlord reserves the right, upon not less than one (1) business day's prior notice to Tenant (except in the case of an Emergency) to enter the Premises at all reasonable times to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, in each case as authorized under this Lease. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  In an Emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.   Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of or access to the Premises or business operations in connection with any such entry and shall comply with Tenant’s reasonable security measures, including that Tenant may require that Landlord be accompanied by an employee of Tenant during any such entry into the Premises by

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Landlord (except in the event of an Emergency in which case no escort shall be required); provided, however, that in no event shall the unavailability of such escort at the time that Landlord is permitted to enter the Premises delay Landlord's entry into the Premises as permitted hereunder.  Without limiting the foregoing, except in an Emergency, Landlord shall not enter into any portion of the Premises used for vivarium purposes or enter into any portion of the Premises identified to Landlord as an area containing sensitive business information unless accompanied by a representative of Tenant.  Landlord shall hold confidential any information regarding Tenant’s business that it may learn as a result of any such entry.

28.TENANT PARKING        Without additional charge, throughout the Lease Term, Tenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site parking facility (or facilities) which serve the Project.  Tenant shall abide by all reasonable and non-discriminatory rules and regulations which are prescribed from time to time and either posted at the parking facility or provided to Tenant in writing for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant's employees and visitors also comply with such rules and regulations.  Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors.

29.MISCELLANEOUS PROVISIONS

29.1Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is temporarily obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

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29.6Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant that are then due and payable hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project (including any rental, insurance, sale and/or condemnation proceeds derived therefrom).  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom; similarly, notwithstanding any contrary provision herein, except and then only to the extent as set forth in Article 16 above, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-43-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Landlord or Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

BAYSIDE AREA DEVELOPMENT, LLC
c/o HCP Life Science Estates
c/o HCP, Inc.
1920 Main Street, Suite 1200
Irvine, CA  92614
Attn:  Legal Department

with a copy to:

BAYSIDE AREA DEVELOPMENT, LLC
c/o HCP Life Science Estates

950 Tower Lane, Suite 1650

Foster City, CA 94404

and

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-44-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067

Attention:  Anton N. Natsis, Esq.

29.19Joint and Several.  If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in the State of California.

29.21Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall be responsible for paying a commission to the Brokers in connection with this Lease pursuant to a separate agreement.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute

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to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord (except to the extent otherwise expressly provided in this Lease).

29.26Project or Building Name, Address and Signage.  Landlord shall have the right at any time to change the name and/or address of the Project or Building (and Landlord shall reimburse Tenant its reasonable out-of-pocket costs incurred as a result of such change) and, subject to Article 23 above, to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28Confidentiality.  Landlord acknowledges that while this Lease is in effect, Landlord and its Representatives (as defined below) may have access to proprietary information or material non-public information about Tenant, a publicly traded company.  Landlord and its Representatives shall not disclose such proprietary information or material non-public information about Tenant, provided that in no event shall any disclosure as required by Applicable Law, court order or a governmental agency, or to Landlord’s financial, legal, accounting consultants, lenders, assignees, purchasers, partners, members and investors be deemed a breach of the foregoing (provided Landlord shall communicate the confidential nature of such information).  As used herein, “Representatives” means the officers, directors, employees, agents, advisors, subcontractors, and consultants of a party and its affiliate.

29.29Development of the Project.

29.29.1Subdivision.  Landlord, at its sole cost and expense, reserves the right to subdivide all or a portion of the buildings and Common Areas.  Tenant agrees to execute and deliver, upon demand by Landlord and in the commercially reasonable form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith.  Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses or materially and adversely change the rights and obligations of Tenant hereunder.

29.29.2Construction of Property and Other Improvements.  Tenant acknowledges that portions of the Project may be under construction by Landlord following Tenant's occupancy of the Premises, and that such construction may temporarily for a commercially reasonable period of time result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Landlord hereby agrees that Landlord shall perform all construction in a good and workmanlike manner, in accordance with all Applicable Laws, and further agrees to perform any such construction in a manner reasonably calculated to minimize interference with Tenant's use of (including without limitation, Tenant’s vivarium operations) or access to the Premises or the parking facilities serving the Project.  Subject to the terms of Section 19.5 of this Lease, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction performed in accordance with this Section 29.29.2.  Landlord shall provide not less than ten (10) business days’ prior written notice to Tenant of any construction that may impact Tenant’s use of or access to the Premises the parking facilities and accommodate reasonable requests of Tenant with respect to the same to delay the scheduling of or to minimize the impact of such construction on Tenant’s business operations at the Premises..

29.30No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

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29.31Transportation Management.  Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall use commercially reasonable efforts to take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.  Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-47-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: BAYSIDE AREA DEVELOPMENT, LLC, a Delaware limited liability company By: Print Name Its:	TENANT: UNITY BIOTECHNOLOGY, INC., a Delaware corporation By: Print Name Its:

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	-48-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

EXHIBIT A

285 EAST GRAND AVENUE

OUTLINE OF PREMISES

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT A -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT A -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

EXHIBIT A-1

285 EAST GRAND AVENUE

PROJECT SITE PLAN

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT A-1 -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.]

EXHIBIT B

285 EAST GRAND AVENUE

TENANT WORK LETTER

1.	Defined Terms. As used in this Tenant Work Letter, the following capitalized terms have the following meanings:
(a)

Approved TI Plans: Plans and specifications prepared by the applicable Architect for the Tenant Improvements and approved by Landlord and Tenant in accordance with Paragraph 2 of this Tenant Work Letter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b)	Architect: CAC Architects.
(c)	Tenant Change Request: See definition in Paragraph 2(c)(ii) hereof.
(d)	Final TI Working Drawings: See definition in Paragraph 2(a) hereof.
(e)	General Contractor: Landmark Builders. Tenant shall have no right to direct or control such General Contractor.
(f)	Landlord's TI Work: Any Tenant Improvements which Landlord is to construct or install pursuant to this Tenant Work Letter.
(g)

Project Manager. Project Management Advisors, Inc., or any other project manager designated by Landlord in its reasonable  discretion from time to time to act in a supervisory, oversight, project management or other similar capacity on behalf of Landlord in connection with the design and/or construction of the Tenant Improvements and the oversight of the General Contractor.

(h)

Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Tenant Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant's use or occupancy of the Building and the Premises.

(i)	Substantial Completion Certificate: See definition in Paragraph 3(a) hereof.
(j)

Tenant Delay: Any of the following types of delay in the completion of construction of Landlord's TI Work (but in each instance, only to the extent that any of the following has actually and proximately caused substantial completion of Landlord's TI Work to be delayed) beyond December 4, 2019:

(i)

Any delay resulting from Tenant's failure to furnish, in a timely manner, information reasonably requested by Landlord or by Landlord's Project Manager in connection with the design or construction of Landlord's TI Work, or from Tenant's failure to approve in a timely manner any matters requiring approval by Tenant;

(ii)

Any delay resulting from Tenant Change Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request; or

(iii)

Any delay caused by Tenant (or Tenant's contractors, agents or employees) materially interfering with the performance of Landlord's TI Work, provided that Landlord shall have given Tenant prompt notice of such material interference.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

Landlord shall promptly notify Tenant in writing of any potential Tenant Delay and Tenant shall have two (2) business days after receipt of Landlord’s notice to cure the same before it constitutes Tenant Delay.  In addition, Landlord shall use commercially reasonable efforts to mitigate any potential Tenant Delay.

(k)

Tenant Improvements: The improvements to or within the Building shown on the Approved Plans from time to time and to be constructed by Landlord pursuant to the Lease and this Tenant Work Letter. The term "Tenant Improvements" does not include the improvements existing in the Building and Premises at the date of execution of the Lease.

(l)

Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, inability (despite the exercise of due diligence) to obtain supplies, materials, fuels or permits, or other causes or contingencies (excluding financial inability) beyond the reasonable control of Landlord or Tenant, as applicable.

(m)	Capitalized terms not otherwise defined in this Tenant Work Letter shall have the definitions set forth in the Lease.
2.	Plans and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.
(a)

Approved Plans and Working Drawings for Tenant Improvements.  Prior to the date of the Lease, Landlord and Tenant mutually approved schematic plans and outline specifications for the Tenant Improvements prepared by the Architect (the “Approved Schematic Plans”), which Approved Schematic Plans are attached hereto as Schedule 2. Following the execution of this Lease, Tenant shall cause to be prepared, promptly and with reasonable diligence (assuming timely delivery by Landlord of any information and decisions required to be furnished or made by Landlord in order to permit preparation of final working drawings, all of which information and decisions Landlord will deliver promptly and with reasonable diligence), and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) final detailed working drawings and specifications for the Tenant Improvements, including (without limitation) any applicable life safety, mechanical, electrical and plumbing working drawings and final architectural drawings (collectively, “Final TI Working Drawings”), which Final TI Working Drawings shall substantially conform to the Approved Schematic Plans.  Upon receipt from Tenant of proposed Final TI Working Drawings, any other plans and specifications, or any revisions or resubmittals of any of the foregoing, as applicable, Landlord shall promptly and diligently (and in all events within 10 days after receipt in the case of an initial submittal of proposed Final TI Working Drawings, and within 7 days after receipt in the case of any other plans and specifications or any revisions or resubmittals of any of the foregoing) either approve such proposed Final TI Working Drawings or other plans and specifications, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed Final TI Working Drawings or other plans and specifications into a form which will be reasonably acceptable to Landlord.  If Landlord fails to respond within such ten (10) day or seven (7) day period, as applicable, then Tenant may send Landlord a reminder notice via email to Scott Bohn <sbohn@HCPI.COM> and Natalia De Michele <ndemichele@HCPI.COM> setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN TWO (2) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S FINAL TI WORKING DRAWINGS" (the "Tenant Improvements Reminder Notice").  Any such Tenant Improvements Reminder Notice shall include a complete copy of the Final TI Working Drawings.  If Landlord fails to respond within two (2) business days after receipt of a Tenant Improvements Reminder Notice, then Tenant’s Final TI Working Drawings for which Tenant requested Landlord's approval shall be deemed approved by Landlord.  Upon approval of the Final TI Working Drawings by Landlord and Tenant, the Final TI Working Drawings shall constitute the “Approved TI Plans,” superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Schematic Plans.

(b)

Cost of Improvements.  “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Tenant pursuant to this Tenant Work Letter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components):  (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the TI Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer, if applicable); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) costs for builder’s risk insurance; and (viii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the Approved TI Plans (if applicable) and this Tenant Work Letter; provided that the Cost of Improvements shall not include any internal or third-party costs incurred by Landlord.  Further, the Cost of Improvements shall not include any costs incurred by Landlord to bring the Base Building or Common Areas into compliance with Applicable Laws as of the Lease Commencement Date (including without limitation, with respect to any alterations or improvements to the same that are triggered by the Tenant Improvements) or satisfy Landlord’s warranty and delivery obligations under Section 1.1.1 and Section 5.3.1.4 of the Lease.

(c)

Construction of Landlord's TI Work. Following completion of the Approved TI Plans, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Tenant Improvements.  Upon receipt of such permits and approvals, Landlord shall, at Tenant's expense (subject to Landlord's payment of the Tenant Improvement Allowance), construct and complete the Tenant Improvements substantially in accordance with the Approved TI Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat, good and workmanlike manner and shall comply with and conform to all Applicable Laws and Underlying Documents applicable thereto in force at the time such work is completed.  Landlord shall cause Landmark Builders to bid on general conditions and fee for construction of the Tenant Improvements and provide an estimate for the direct cost of the Tenant Improvements.  Tenant shall also have the right to approve all subcontractors engaged by the General Contractor, which subcontractors shall be competitively bid and which approval shall not be unreasonably withheld, conditioned or delayed.

(d)	Changes.
(i)

If Landlord determines at any time that changes in the Final TI Working Drawings or in any other aspect of the Approved TI Plans relating to any item of Landlord's TI Work are required as a result of Applicable Laws, or are required at the insistence of the applicable governmental authority whose approval is required with respect to Landlord’s TI Work, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) at Tenant's sole cost and expense, subject to Landlord's payment of the Tenant Improvement Allowance (subject to Landlord’s responsibilities under Section 2(b) above), cause revised Final TI Working Drawings to be prepared by the Architect and submitted to Tenant, for Tenant's information.

(ii)

If Tenant at any time desires any changes, alterations or additions to the Final TI Working Drawings, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a "Tenant Change Request").  Upon receipt of any such request, Landlord shall within five (5) business days thereafter notify Tenant of (A) whether the matters proposed in the Tenant Change Request are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (B) Landlord's estimate of the number of days of delay, if any, which shall be caused in the construction of the Tenant Improvements by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord's estimate of the increase, if any, which shall occur in the cost of construction of the Tenant Improvements affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). If Landlord approves the Tenant Change Request and Tenant notifies Landlord in writing, within three (3) business days after receipt of such notice from Landlord, of Tenant's approval of the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord's notice), then Landlord shall cause such Tenant Change Request to be implemented and Tenant shall be responsible for all actual costs or cost increases resulting from or attributable to the implementation of the Tenant Change Request, and any delays resulting therefrom which shall cause construction of Landlord’s TI Work to be delayed beyond December 4, 2019 shall be deemed to be a Tenant Delay (subject to Landlord's payment

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -3-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

of the Tenant Improvement Allowance). If Tenant fails to notify Landlord in writing of Tenant's approval of such Tenant Change Request within said three (3) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further effect.

(d)

Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to exercise all approval rights, supervisory rights and other rights or powers of Landlord under this Tenant Work Letter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any logistical or other coordination matters arising in the course of construction of the Tenant Improvements, including monitoring Tenant's and Landlord’s compliance with its obligations under this Tenant Work Letter and under the Lease with respect to the design and construction of the Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord's representative pursuant to such delegation and request.  Fees and charges of Project Manager for such services shall be at Tenant's sole expense, subject to Landlord's payment of the Tenant Improvement Allowance.  Such fees shall equal the sum of (X) the product of (A) 2.65% and (B) the amount of the Tenant Improvement Allowance and Additional TI Allowance which Tenant elects to utilize, and (Y) the product of (C) 2.0% and (D) the amount of Tenant Funds Amount which Tenant elects to utilize.

3.	Completion.
(a)

When Landlord receives written certification from Architect that construction of the Tenant Improvements in the Building has been completed in accordance with the Approved TI Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Substantial Completion Certificate") (i) certifying that the construction of the Tenant Improvements has been substantially completed in a good and workmanlike manner in accordance with the Approved TI Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion, and (ii) certifying that the Tenant Improvements comply in all material respects with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the time of such delivery.  Upon receipt by Tenant of the Substantial Completion Certificate and tender of possession of the Premises by Landlord to Tenant, and receipt of any certificate of occupancy or its legal equivalent, or other required sign-offs from any applicable governmental authority, allowing the legal occupancy of the Premises, the Tenant Improvements will be deemed delivered to Tenant and "Ready for Occupancy" for all purposes of the Lease (subject to Landlord's continuing obligations with respect to any Punch List Work, and to any other express obligations of Landlord under the Lease or this Tenant Work Letter with respect to such Tenant Improvements).

(b)

Promptly following delivery of the Substantial Completion Certificate for the Tenant Improvements in the Building, Project Manager or other representatives of Landlord shall conduct one or more "walkthroughs" of the Building with Tenant and Tenant's representatives, to identify any items of Punch List Work that may require correction and to prepare a joint punch list reflecting any such items, following which Landlord shall diligently complete the Punch List Work reflected in such joint punch list. At any time within thirty (30) days after delivery of such Substantial Completion Certificate, Tenant shall be entitled to submit one or more lists to Landlord supplementing such joint punch list by specifying any additional items of Punch List Work to be performed on the applicable Tenant Improvements, and upon receipt of such list(s), Landlord shall diligently complete such additional Punch List Work. Promptly after Landlord provides Tenant with the Substantial Completion Certificate and completes all applicable Punch List Work for the Building, Landlord shall cause the recordation of a Notice of Completion (as defined in the California Civil Code) with respect to the Tenant Improvements.

(c)

The General Contractor shall furnish at a minimum an industry standard one (1) year warranty covering all Tenant Improvements. All construction, product and equipment warranties and guaranties obtained by Landlord with respect to the Tenant Improvements shall, to the extent reasonably obtainable, include a provision that such warranties and guaranties shall also run to the benefit of Tenant, and Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing all such warranties and guaranties for the benefit of Tenant. Landlord shall cause Tenant to be named as an additional insured on the general liability insurance and Landlord shall cause the General Contractor to maintain worker’s compensation insurance pursuant to applicable state and local statutes and regulations.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -4-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

(d)

Notwithstanding any other provisions of this Tenant Work Letter or of the Lease, if Landlord is delayed in substantially completing any of the Tenant Improvements as a result of any Tenant Delay, then the Premises shall be deemed to have been Ready for Occupancy on the date the Premises would have been Ready for Occupancy absent such Tenant Delay.

4.	Payment of Costs.
(a)

Tenant Improvement Allowance.  Subject to any restrictions, conditions or limitations expressly set forth in this Tenant Work Letter or in the Lease or as otherwise expressly provided by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum amount equal to $125.00 per rentable square foot of the Premises (i.e., $7,831,875.00 based upon 62,655 rentable square feet in the Premises) (the "Tenant Improvement Allowance"), which amount is being made available by Landlord to be applied towards the Cost of Improvements for the construction of the Tenant Improvements in the Premises, less any reduction in or charge against such amount pursuant to any applicable provisions of this Tenant Work Letter.  Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in excess of the Tenant Improvement Allowance (such excess amount is referred to herein as the "Tenant Funds Amount", including (but not limited to) any costs or cost increases incurred as a result of delays (unless caused by Landlord), governmental requirements or unanticipated conditions (unless caused by Landlord), and for payment of any and all costs and expenses relating to any alterations, additions, improvements, furniture, furnishings, equipment, fixtures and personal property items which are not eligible for application of Tenant Improvement Allowance funds under the restrictions expressly set forth below in this paragraph, but Tenant shall be entitled to use or apply the entire Tenant Improvement Allowance toward the Cost of Improvements of the Tenant Improvements (subject to any applicable restrictions, conditions, limitations, reductions or charges set forth in the Lease or in this Tenant Work Letter) prior to being required to expend any of Tenant’s own funds for the Tenant Improvements.  The funding of the Tenant Improvement Allowance shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe.  Notwithstanding the foregoing provisions, under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture or trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease.

(b)

Additional TI Allowance.  In addition to the Tenant Improvement Allowance, Tenant shall have the right, by written notice to Landlord given on or before the Lease Commencement Date, to use up to $45.00 per rentable square foot of the Premises (i.e., up to $2,819,475.00) (the "Additional TI Allowance") towards the payment of the costs of the Tenant Improvement Allowance Items.  In the event Tenant exercises its right to use all or any portion of the Additional TI Allowance, Tenant shall be required to pay Landlord, commencing on the Lease Commencement Date (the "Additional Payment Commencement Date"), the "Additional TI Allowance Payment," as that term is defined below, in consideration of Landlord provision of the Additional TI Allowance.  The "Additional TI Allowance Payment" shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional TI Allowance utilized by Tenant as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to 0.75%, which is equal to nine percent (9%) divided by twelve (12) months per year, and (iv) the Additional TI Allowance Payment as the missing component of the annuity.  Following the calculation of the Additional TI Allowance Payment, Landlord and Tenant will enter into a lease amendment to confirm the amount thereof.  Any portion of the Additional TI Allowance which has not been claimed or drawn by Tenant prior to December 31, 2020, shall expire and shall no longer be available to Tenant thereafter.

(c)

Tenant Funds.  For additional funds required to complete the cost of the work, that are in excess of, or elected by Tenant to be used in place of the Tenant Improvement Allowance, and the Additional TI Allowance, these shall be considered "Tenant Funds."  The total cost to construct the Tenant Improvements as managed by Landlord and the Project Manager under this Work Letter shall be the "Project Budget."  Landlord understands that at the time of the agreed upon Guaranteed Maximum Price (GMP), the Tenant Funds amount is an estimate and exact costs will not be known until project closeout.  Tenant is required, at the time of agreement of the GMP, to provide a

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -5-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

purchase order to Landlord for the full estimated amount of the Tenant Funds, provided that Tenant shall not be required to make payment, if any, until the close out of the project and a true up of costs are provided to Tenant.  In the event the Tenant Funds at project closeout are less than the amount agreed upon within the Project Budget, Landlord will only bill Tenant for the Tenant Funds that have been utilized.  In the event the Tenant Funds exceed the amount agreed upon within the Project Budget, through added scope changes requested by Tenant, the Tenant shall provide additional purchase orders to Landlord, which will be included in the Tenant Change Request process that the Landlord’s representative administers.

5.	No Agency. Nothing contained in this Tenant Work Letter shall make or constitute Tenant as the agent of Landlord.
6.

Miscellaneous. All references in this Tenant Work Letter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Landlord's or Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord or Tenant shall be deemed to have given approval (unless the provision requiring Landlord's or Tenant's approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Landlord or Tenant (as applicable) in a timely manner, the procedure for preparation of that item and approval shall be repeated.

7.

Removal of Tenant Improvements.  Landlord hereby acknowledges that the Tenant Improvements constructed pursuant to the terms of this Tenant Work Letter shall not be subject to removal upon the expiration or earlier termination of this Lease.

8.

Time Deadlines.  Each of Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with the Architect, General Contractor and the other to complete all phases of the construction drawings set forth in this Tenant Work Letter and the permitting process and to receive the permits as soon as possible after the execution of the Lease.  The applicable anticipated dates for approval of items, plans and drawings, submittal for issuance of permits, and completion of the Tenant Improvements as described in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 to this Exhibit B attached hereto (the "Time Deadlines"), attached hereto.  Each of Landlord and Tenant agrees to utilize commercially reasonable efforts to comply with the Time Deadlines.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT B -6-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

SCHEDULE 1

TIME DEADLINES

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	SCHEDULE 1 -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

SCHEDULE 2

APPROVED SCHEMATIC PLANS

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	SCHEDULE 2 -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	SCHEDULE 2 -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

EXHIBIT C

285 EAST GRAND AVENUE

NOTICE OF LEASE TERM DATES

To:	_______________________ _______________________ _______________________ _______________________
Re:

Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the building located at  ___________________________, California.

Gentlemen:

In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.	Rent commenced to accrue on ____________.
3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to __________ at ______________.

"Landlord":

,
a

By:
Its:

Agreed to and Accepted as of , 200 .

"Tenant":

a

By:
Its:

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT C -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

EXHIBIT D

285 EAST GRAND AVENUE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ______________________________, California, certifies as follows as of the date hereof:

1.

Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.

The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.	Base Rent became payable on ____________.
4.	The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.

Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto which are in effect as of the date hereof except as follows:

6.

All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

7.

To the undersigned's knowledge, Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.  The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions except as expressly set forth therein.

8.	No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
9.	As of the date hereof, to the undersigned’s knowledge there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that Tenant has against Landlord.
10.

If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11.	To the undersigned’s knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
12.

Tenant has not received written notice of its non-compliance or violation of Applicable Laws with respect to its use of the Premises, including, but not limited to, Applicable Laws relating to Hazardous Materials, which remains uncured.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT D -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

13.

To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease as of the date hereof has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease as of the date hereof in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                            on the           day of                        , 200_.

"Tenant":

,
a

By:
Its:

By:
Its:

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT D -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

EXHIBIT E

285 EAST GRAND AVENUE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:
Lease Address:

Lease Type (check correct box – right click to properties):	☐ Primary Lease/Lessee
☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0	HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site?  If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

2-2.

For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

2-4.

Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation
3.0	HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated?       ☐ Yes   ☐ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.	List and estimate the quantities of hazardous waste identified in Question 3-1 above.
HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
3-3.	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”
Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -3-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

3-5.

Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐ Yes   ☐ No

If YES, please list/describe:

4.0	OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)
4-1.	Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:
☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste
4-3.	What vendor will be used for off-site autoclaving and/or incineration?

4-5.	Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.

☐ No, but an application will be submitted.

5.0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?     ☐ Yes   ☐ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If  NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -4-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

5-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

☐ Yes   ☐ No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐ Yes   ☐ No

For new tenants, are installations of this type required for the planned operations?   ☐ Yes   ☐ No

If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.

Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐ Yes   ☐ No   ☐ No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.

Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of  ≥ 1,000 cubic feet); ≥ 55 gallons if any one type

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -5-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if  the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than  under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

☐ Yes   ☐ No, not required.  ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy.  Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3.

NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building.  The HMIS will include much of the information listed in Section 2-2.  Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT E -6-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

EXHIBIT F

285 EAST GRAND AVENUE

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.	THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.
2.	BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                        IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT F -1-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___ (120 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"),

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT F -2-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT).  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

We hereby agree with you that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day.  If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day.  As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close.  If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile.  Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [Insert Fax Number – (___) ___-____], attention:  [Insert Appropriate Recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [Insert Telephone Number – (___) ___-____] or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number.  We agree to notify you in writing, by NATIONALLY RECOGNIZED OVERNIGHT courier service, of any change in such direction.  Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [Insert Bank Name] at the applicable address for presentment pursuant to the paragraph FOLLOWINg this one.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT F -3-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	EXHIBIT F -4-	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

LEASE

285 EAST GRAND AVENUE

BAYSIDE AREA DEVELOPMENT, LLC,

a Delaware limited liability company,

as Landlord,

and

UNITY BIOTECHNOLOGY, INC.,

a Delaware corporation,

as Tenant.

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	(i)	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

INDEX

Page(s)
Abatement Event	36
Accountant	13
Advocate Arbitrators	6
Alterations	23
Base Building	22
Base Rent	7
Brokers	46
Building	4
Common Areas	4
Comparable Transactions	6
Concessions	6
Contemplated Effective Date	30
Contemplated Transfer Space	30
Direct Expenses	8
Eligibility Period	36
Emergency	23
Estimate	13
Estimate Statement	13
Estimated Direct Expenses	12
Expense Year	8
Fair Rental Value,	6
Force Majeure	44
Generator	20
Intention to Transfer Notice	30
Landlord	1
Landlord Parties	25
L‑C	36
L‑C Amount	36
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	39
Mail	44
Net Worth	32
Neutral Arbitrator	6
Nine Month Period	30
Notices	44
Objectionable Name	40
Operating Expenses	8
Outside Agreement Date	6
Premises	4
Project,	4
Sign Specifications	39
Specialty Improvements	23
Statement	12
Subject Space	29
Summary	1
Tax Expenses	11
792986.06/WLA 186772-00003/2-28-19/gjn/gjn	(ii)	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].

Page(s)
Tenant	1
Tenant Work Letter	4
Tenant's Accountant	13
Tenant's Share	12
Transfer Notice	29
Transferee	29

792986.06/WLA 186772-00003/2-28-19/gjn/gjn	(iii)	Bayside Area Development, LLC [285 East Grand Avenue] [Unity Biotechnology, Inc.].